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Exhibit 10.4

Execution Version

April 27, 2010

EUSA PHARMA (EUROPE) LIMITED

— and —

INNOCOLL PHARMACEUTICALS LIMITED,

— and —

SYNTACOLL AG

Amended and Restated Manufacture and Supply Agreement

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i

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(continued)

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(continued)

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(continued)

		Page

17.2	Independent Status	41

17.3	Force Majeure	41

17.4	Entire Agreement; Amendment and Waiver	41

17.5	Headings; Construction; Certain Conventions	41

17.6	Assignment	42

17.7	Severability	42

17.8	Further Assurances	42

17.9	Counterparts	42

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SCHEDULES AND EXHIBITS

SCHEDULE 1.36	PRODUCT SPECIFICATIONS
SCHEDULE 3.1.1	PACKAGING AND LABELING SPECIFICATIONS, MATERIALS AND COMPONENTS
SCHEDULE 3.3.1	MANUFACTURING STANDARDS AND PROCESS
SCHEDULE 6.1.1	QUALITY CONTROL AND ASSURANCE PROCEDURES
SCHEDULE 11.1.9	NON-COMPETING PRODUCTS

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AMENDED AND RESTATED
MANUFACTURE AND SUPPLY AGREEMENT

This Amended and Restated Manufacture and Supply Agreement (this “Agreement”) is entered into as of April 27, 2010 (the “Restated MSA Effective Date”) by and among Innocoll Pharmaceuticals Limited, a corporation organized and existing under the laws of Ireland (“Innocoll Pharmaceuticals”), and Syntacoll AG, a company organized under the laws of Switzerland (“Syntacoll”) all located at c/o Innocoll Holdings, Inc. 42662 Kitchen Prim Ct., Ashburn, VA 20148 (Innocoll Pharmaceuticals and Syntacoll shall collectively be referred to herein as “Innocoll”),

— and —

EUSA Pharma (Europe) Limited, a corporation organized and existing under the laws of England, located at The Magdalen Centre, Oxford Science Park, Oxford, England, UK (“EUSA”). Innocoll and EUSA are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, EUSA and Innocoll Pharmaceuticals entered into an Asset Purchase Agreement, dated August 17, 2007 (the “Asset Purchase Agreement”), under which Innocoll Pharmaceuticals (and Syntacoll as related to the C-Implant CE Marks (as defined therein)) sold and EUSA purchased the Assets (as defined in the Asset Purchase Agreement);

WHEREAS, in accordance with the terms of the Asset Purchase Agreement and related agreements, EUSA, Innocoll Pharmaceuticals and Syntacoll entered into a Manufacture and Supply Agreement on or about August 17, 2007 (the “MSA”) relating to the manufacture and supply by Innocoll to EUSA of certain products, including the Product (as hereinafter defined); and

WHEREAS, pursuant to a certain Settlement Agreement of even date herewith, the Parties desire to amend and restate the MSA in its entirety, effective from and after the Restated MSA Effective Date, as set forth below;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the following meanings:

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1.1           “Act” means the United States Federal Food, Drug and Cosmetic Act, and the rules and regulations promulgated thereunder, as amended from time to time, including, without limitation regulations providing for cGMP.

1.2           “Affiliate” means any individual, corporation, company, partnership, trust, limited liability company, association or other business entity (“Person”) which directly or indirectly controls, is controlled by or is under common control with the Party in question. As used in this definition of “Affiliate,” the term “control” shall mean, as to any Person, (a) direct or indirect ownership of fifty percent (50%) or more of the voting interests or other ownership interests in the Person in question (or such lesser percentage which is the maximum allowed to be owned by such Person in a particular jurisdiction); (b) direct or indirect ownership of fifty percent (50%) or more of the interest in the income of the Person in question; or (c) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the Person in question (whether through ownership of securities or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, the owners of preferred stock (or common stock issued upon conversion thereof) or common stock upon conversion of convertible promissory notes of a Party such as financial institutions, venture capital funds and private equity investors will not be its “Affiliates” for purposes of this Agreement.

1.3           “Batch” means, with respect to the Product, a specific quantity of the Product that is intended to have uniform character and quality, within specified limits, and is produced according to a single Manufacturing order during the same cycle of Manufacture.

1.4           “Biomet” means Biomet Orthopaedics Switzerland GmbH.

1.5           “BurnsAdler Agreement” means the License Agreement dated as of July 7, 2006 between Innocoll and BurnsAdler Pharmaceuticals, Inc. (“BurnsAdler”), as amended.

1.6           “Business Day” means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Philadelphia, Pennsylvania or London, England are authorized by Law to close.

1.7           “Calendar Quarter” means that three (3) month period of each Calendar Year ending March 31, June 30, September 30 and December 31; provided, however, that the calendar quarter in which this Agreement (in its entirety) expires or is terminated shall extend from the first day of such calendar quarter until the effective date of such expiration or termination of this Agreement.

1.8           “Calendar Year” means (a) for the first Calendar Year, the period commencing on the Restated MSA Effective Date and ending on December 31 of the same year, (b) for each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the Calendar Year in which this Agreement expires or is

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terminated (in its entirety), the period beginning on January 1 of such calendar year and ending on the effective date of the expiration or termination of this Agreement.

1.9           “cGMP” or “current Good Manufacturing Practices” means all applicable standards relating to manufacturing practices for fine chemicals, active pharmaceutical ingredients, intermediates, bulk products, finished pharmaceutical products and medical devices, including (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 210 and 211, European Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use and The Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products, Directive 93/42/EEC concerning medical devices and all associated guidance, each may be amended from time to time, (b) the principles detailed in the ICH Q7A guidelines and (c) if EUSA notifies Innocoll that EUSA intends to Commercialize the Product in a country, Laws promulgated by any Governmental Authority (including all guidance documents, advisory opinions, compliance policy guides and guidelines promulgated in such country) in such country having jurisdiction over the manufacture of the Product.

1.10         “C-Implant” means any lyophilized collagen sponge impregnated with gentamicin that is implanted during a surgical procedure where the wound is closed by primary intention (for example, surgical closure with stitches, clips, etc.), with the intention of providing haemostasis and/or prevention of surgical site infection.

1.11         “Commercialization” or “Commercialize” means activities directed to the marketing, promotion, selling, or offering for sale of a product, including pre-marketing, advertising, educating, planning, marketing, promoting, distributing and post-marketing safety surveillance and reporting.

1.12         “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party to achieve any objective, the reasonable, diligent efforts to accomplish such objective as a similarly situated party in the pharmaceutical industry would normally use to accomplish a similar objective under similar circumstances, with a product at a similar stage in its development or product life and of similar market potential. The obligation to use “Commercially Reasonable Efforts” does not require the expenditure of funds, commitment of resources or the incurrence of material liabilities in a manner or to an extent that would be considered, by a similarly situated commercial party, to be unreasonable or disproportionate to the benefit to be obtained, taking into account then-prevailing conditions and circumstances.

1.13         “C-Topical” means any lyophilized collagen sponge impregnated with gentamicin that is applied to intact or broken skin, or to the base of an ulcer crater in a situation such as diabetic foot ulcer, in which no attempt is made to close the skin/wound by primary intention (for example, surgical closure with stitches, clips etc.) and the open wound/ulcer is left to close

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on its own (i.e., secondary intention), with the intention of providing haemostasis and/or treatment or prevention of infection.

1.14         “Development” means non-clinical and clinical research and drug development activities, including without limitation toxicology, test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, clinical studies (including pre- and post-approval studies), regulatory affairs, and product approval and clinical study regulatory activities (excluding regulatory activities directed to obtaining pricing and reimbursement approvals).

1.15         “Development Data” means all substantive or material information with respect to the Development of the Product for seeking Regulatory Approval, including clinical data compiled with respect to the Product and all information and data filed with any Regulatory Authority with respect to the Product, as soon as reasonably practicable after such information, data or results become available or compiled, including any drafts and final versions of any study reports.

1.16         “DMF” means, with respect to the Product, the Drug Maker Files for Manufacturing the Product filed with the applicable Regulatory Authorities in each country in the Territory.

1.17         “European Union” or “EU” means the countries of the European Union, as it is constituted as of the Original MSA Effective Date and including any countries that become members of the European Union during the Term.

1.18         “Existing Competitor” means Biomet, Baxter International, Inc. and Resorba Wundversorgung GmbH + Co. KG.

1.19         “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.20         “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, department, bureau, official or other entity of (a) any government of any country, (b) a federal, state, province, region, local, county, city or other political subdivision thereof or (c) any supranational body including without limitation the European Medicines Agency.

1.21         “Latent Defects” means any defect other than those defects that should be readily discoverable through the quality control and assurance procedures set forth in Schedule 6.1.1.

1.22         “Law” or “Laws” means the laws, statutes, rules, codes, regulations, orders, judgments and/or ordinances of a Governmental Authority including, without limitation, the

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United States Federal Food, Drug and Cosmetic Act, European Directives 2001/83/EC on the Community Code for medicinal products and 93/42/EEC concerning medical devices, and any implementing legislation of the EU Member States, as any of the same may be amended from time to time, and directives, regulations, promulgations, guidance and guidelines promulgated thereunder having jurisdiction over or related to the Development, registration, approval, Manufacture, Commercialization and use of Product in the Territory, as may be in effect from time to time.

1.23         “Losses” means any and all amounts paid or payable to Third Parties with respect to a Third Party Claim, including without limitation, damages (including all incidental and consequential damages), deficiencies, defaults, awards, settlement amounts, assessments, fines, dues, penalties, costs, liabilities, obligations, taxes, liens, losses, lost profits, fees and expenses (including, without limitation, court costs, interest and reasonable fees of attorneys, accountants and other experts).

1.24         “Manufacture” means, with respect to the Product for which Regulatory Approval has been obtained, all activities related to the manufacturing of the Product, including but not limited to manufacturing supplies for Development, manufacturing supplies for commercial sale, packaging, labeling, quality control, storage, in-process and finished Product testing. The terms “Manufacture” and “Manufactured” refer to the act of Manufacturing.

1.25         “Manufacturing Facility” or “Manufacturing Facilities” means, with respect to the Product, those Innocoll facilities for which Regulatory Approval has been obtained, before or after the Original MSA Effective Date, to engage in the Manufacture of the Product.

1.26         “Net Sales” means the gross invoiced sales revenues received or receivable by EUSA or its Affiliates (or Permitted Sublicensees or any permitted Third Party authorized by EUSA or any of the foregoing, provided, that Net Sales shall not include sales of the Product by such Permitted Sublicensee or permitted Third Party where the Product has first been sold by EUSA or its Affiliates to such Third Party) from sales of the Product, less the following items: (a) discounts allowed in amounts ***; (b) ***; and (c) charges incurred in connection with *** to the extent separately stated on an invoice. In the case of any sale of the Product for value other than in an arm’s length transaction exclusively for cash, such as barter or counter-trade, Net Sales shall be determined by referencing Net Sales at which substantially similar quantities of the Product in the same country in the Territory are sold in an arm’s length transaction for cash. If EUSA or its Affiliates (or Permitted Sublicensees or any permitted Third Party authorized by EUSA) chooses to sell the Product together with another product with composite pricing, Net Sales for the Product will be recalculated based on the then-average price of the Product to the applicable customer category when the Product is sold in the same country

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in the Territory independently of any other product. The supply of the Product (x) as commercial samples, (y) as charitable donations, or (z) for use in clinical studies shall be excluded from the computation of Net Sales.

1.27         “New Competitor” means any Person other than an Existing Competitor who commences the sale of any C-Implant product in the EU after the Original MSA Effective Date.

1.28         “Non-Current Intellectual Property” means the ***.

1.29         “Original MSA Effective Date” means August 17, 2007.

1.30         “Product” means any C-Implant product owned or Commercialized by EUSA, its Affiliates and/or Permitted Sublicensees.

1.31         “Quality Agreement” means, with respect to the Product, the product quality agreement dated as of April 6, 2008 entered into by the Parties.

1.32         “Quarterly Minimum” means with respect to the Product in the Territory existing as of the Restated MSA Effective Date the dollar amount of the Product purchased by EUSA from Innocoll as follows: (a) for the third (3rd) Calendar Quarter of 2010, the Quarterly Minimum shall be ***, (b) for the fourth (4th) Calendar Quarter of 2010 and the first three (3) Calendar Quarters of 2011, the Quarterly Minimum shall be ***, (c) for the fourth (4th) Calendar Quarter of 2011, the Quarterly Minimum shall be *** and (d) for each of the next Calendar Quarters through the third (3rd) Calendar Quarter of 2014, the Quarterly Minimum shall be ***. Notwithstanding the foregoing, (I) during the first month of each of the Calendar Quarters up until the third (3rd) Calendar Quarter of 2011, EUSA may notify Innocoll in writing that ***, then within a reasonable time following Innocoll’s receipt of such notice the Parties will discuss and agree to ***, and further Innocoll shall have the right to negotiate ***, and (II) from and after the fourth (4th) Calendar Quarter of 2011, EUSA may notify Innocoll in writing that a ***,

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then within a reasonable time following Innocoll’s receipt of such notice the Parties will discuss and agree to a mutually acceptable *** in the Quarterly Minimum for ***, and further if EUSA (x) *** or (y) *** pursuant to this Section and *** in certain of those countries in the Territory other than the Western Europe Countries.

1.33         “Regulatory Approval” means all approvals (including, without limitation, where applicable, pricing and reimbursement approval and schedule classifications), product and/or Manufacturing Facility licenses, conformity assessments, registrations or authorizations of any Regulatory Authority necessary for the Development, Manufacture, use and Commercialization of the Product in the Territory.

1.34         “Regulatory Authority” means a Governmental Authority or certification organization designated by a Governmental Authority, within a regulatory jurisdiction in the Territory, with the authority to grant any Regulatory Approvals in the Territory or having jurisdiction over the Development, registration, approval Manufacture, Commercialization or use of Product in the Territory, including the FDA and the EMEA.

1.35         “Regulatory Standards” means (a) obtaining and maintaining any and all permits, licenses, filings, approvals and certifications required by Governmental Authorities, and compliance with cGMPs, applicable to any Manufacturing or Manufacturing Facility, and (b) any Laws that apply to any Manufacturing or Manufacturing Facility.

1.36         “Specifications” means, with respect to the Product, the Manufacturing, quality assurance and quality release specifications for the Product as detailed in the relevant Regulatory Approvals attached as Schedule 1.36, as such specifications may be modified from time to time in accordance with Section 2.5.

1.37         “Territory” means the entire world except for the United States of America and its possessions and territories (the “U.S.”) For clarity, the Territory includes the countries of South and Central America and the Caribbean (but not the portions thereof that are possessions or territories of the United States of America).

1.38         “Third Party” means any Person other than Innocoll or EUSA or their respective Affiliates.

1.39         “Western Europe Countries” shall mean France, Italy, United Kingdom, Republic of Ireland, Spain, Germany, Portugal, Austria, Belgium, the Netherlands, Luxembourg, Switzerland, Norway, Sweden, Denmark, Finland, Greece and Poland.

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1.40         Additional Definitions.   Each of the following definitions is set forth in the Section of this Agreement indicated below:

Section
Agreement	Introduction
Agreement Period	7.2
Asset Purchase Agreement	Recitals
Biomet Agreement	11.1.9
Biomet Product	11.1.9
Breaching Party	14.2.1
Claim	12.3
Competing Product	11.1.9
Confidential Information	10.1
Data License	9.1
Disclosing Party	10.1
Discretionary Specification Changes	2.5.2
EUSA	Introduction
EUSA Development Data	9.1.1
Existing NDA	10.8
Failure	7.2
FM Period	14.2.2
Force Majeure Event	17.3
Forecast	4.2
Imminent Failure	7.2
Implantation	11.1.9
Indemnitee	12.3
Indemnitor	12.3
Initial Term	10.1
Innocoll	Introduction
Innocoll Development Data	9.1.1
Innocoll Pharmaceuticals	Introduction
Manufacture Approval Activities	7.2
MSA	Recitals
Parties	Introduction
Party	Introduction
Permitted Sublicensee	9.2
Person	1.2
Purchase Order	4.3.1(a)
Receiving Party	10.1
Renewal Term	14.1.1
Required Specification Changes	2.5.1
Restated MSA Effective Date	Introduction
Sales Reports	8.9
Samples	3.2.4
Share of Japanese Net Revenue	8.8.2

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Section
Share of Specific Countries Net Sales	8.8.1(b)
Share of Territory (Ex Specific Countries) Net Sales	8.8.1(a)
Shipment Samples	5.4
Specification Costs	2.5.3
Supply Price	8.1
Syntacoll	Introduction
Taxes	8.6
Term	10.1
Third Party Agreement	7.2
Third Party Claim	12.3
Transfer of Manufacture of Product	7.2
U.S.	1.37
Withholding Party	8.6

ARTICLE II
SUPPLY BY INNOCOLL

2.1           Commitment to Supply.   Upon the terms and subject to the conditions of this Agreement, (a) Innocoll shall supply EUSA or its permitted designees with its or their total requirements of the Product in finished packaged form for the commercial supply of the Product in the Territory pursuant to Purchase Orders delivered from time to time by EUSA to Innocoll in accordance with Section 4.3 and (b) subject to the provisions of Article 7 below, EUSA and its permitted designees shall purchase exclusively from Innocoll its or their total requirements of the Product to be sold in the Territory.

2.2           Compliance.   Innocoll shall Manufacture and supply to EUSA or its permitted designee or sublicensee Product in accordance with the Specifications, cGMPs and all Laws.

2.3           Facilities, Equipment and Materials.   Innocoll agrees to provide at Innocoll’s own cost and expense, all Manufacturing Facilities, equipment, machinery, materials complying with the Specifications and labor necessary for the compliant, regulatory approved Manufacture and supply of Product in accordance with Regulatory Standards and the terms and conditions of this Agreement.

2.4           Responsibility.   Unless otherwise specified herein or expressly consented to in writing by EUSA, as between the Parties, Innocoll shall be solely responsible for performance of all activities necessary for EUSA to be supplied with Product as contemplated hereunder. Unless provided otherwise herein, a Party sublicensing, subcontracting or otherwise delegating activities to be performed under this Agreement to an Affiliate, Third Party or other designee (including without limitation, in the case of Innocoll the delegation of the Manufacturing and related activities to Syntacoll) guarantees and warrants the related performance of any responsibilities so delegated.

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2.5          Specification Changes.

2.5.1        Required Specification Changes.   For changes to the Specifications that are required by Laws (collectively “Required Specification Changes”), EUSA and Innocoll shall cooperate in making such changes and use Commercially Reasonable Efforts to implement such changes in compliance with such Laws and as promptly as practicable.

2.5.2        Discretionary Specification Changes.   For changes to the Specifications that are not Required Specification Changes (collectively “Discretionary Specification Changes”), EUSA and Innocoll must each agree to any Discretionary Specification Changes and shall, to the extent commercially reasonable under the circumstances, cooperate in making such changes, and each agrees that it shall not unreasonably withhold its consent to such Discretionary Specification Changes.

2.5.3        Costs of Specification Changes.   All internal and external costs, including, without limitation, obsolete raw materials, work-in-process, Product, packaging and labeling materials, regulatory expenses and capital costs (“Specification Costs”) associated with Required Specification Changes or Discretionary Specification Changes shall be borne by the Parties as follows:

(a)          Any Specification Costs associated with Required Specification Changes required by Laws in the Territory shall be borne by EUSA for Product in the Territory, unless the Required Specification Changes apply to the Product in a country in which the marketing authorization is held by Innocoll, in which case the Specification Costs shall be borne by Innocoll;

(b)          Any Specification Costs associated with Required Specification Changes required by Laws outside the Territory will be borne by Innocoll;

(c)          Any Specification Costs associated with a Discretionary Specification Change will be borne by the Party initiating such a change; and

(d)          Notwithstanding the foregoing, all Specification Costs required for the first Required Specification Change for each country upon the transfer of Regulatory Approvals for such country to EUSA, including, but not limited to, Specification Costs associated with changes to package inserts, and secondary labels (including design and plate modifications) shall be at the sole expense of Innocoll.

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ARTICLE III
STANDARD TERMS OF SUPPLY OF PRODUCT

3.1          Labeling and Packaging.

3.1.1           Innocoll shall supply EUSA with the Product packaged in EUSA’s packaging. The specifications for the layout of the secondary packaging material for the Product, including package inserts, labels and other elements shall be provided by EUSA within sixty (60) days prior to launch of the Product in each country in the Territory. All costs, including Specification Costs, associated with the initial change of the packaging of the Product for each country to conform to the packaging and labeling layouts provided by EUSA shall be borne solely by Innocoll. Thereafter, EUSA may from time to time request changes to the packaging or labeling layouts listed in Schedule 3.1.1. Such subsequent changes to the packaging or labeling layouts listed in Schedule 3.1.1 shall be promptly implemented by Innocoll at EUSA’s reasonable cost.

3.1.2           Innocoll shall purchase the primary packaging materials and components described in Schedule 3.1.1 according to specifications to which EUSA has provided its prior written consent under Section 3.1.

3.2          Manufacturing.

3.2.1           Maintenance of Backup. Innocoll shall maintain and execute commercially reasonable backup and disaster recovery practices and procedures relating to the supply of the Product hereunder and shall use its Commercially Reasonable Efforts to implement a risk management plan.

3.2.2           Inventory and Supply Update. Innocoll shall maintain an inventory of the Product and the materials necessary to Manufacture the Product in accordance with its normal practices and so as to ensure fulfillment of its supply obligations herein. Furthermore, as soon as it is reasonably practicable to do so, the Parties shall establish, in writing, a minimum inventory quantity to be maintained during the term of this Agreement. Not later than fifteen (15) Business Days after the end of each Calendar Quarter, Innocoll shall perform a count of and report to EUSA the inventory of the Product intended for delivery hereunder to EUSA being held by Innocoll as of the end of such Calendar Quarter.

3.2.3           Export License. Innocoll shall, at Innocoll’s expense, be responsible for obtaining and maintaining any and all export or import licenses or clearances relating to the active pharmaceutical ingredient and bulk vials of, and other raw materials used to produce the Product, together with any and all Manufacturing licenses and authorizations from appropriate Governmental Authorities which are necessary for the Manufacture of the Product.

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3.2.4           Records, Retained Samples and Storage.   Innocoll shall, and shall cause its Affiliates and Third Party manufacturers to, retain samples and maintain records from each Batch of Products for a period required by applicable Laws for record keeping, testing and regulatory purposes or specified in the Quality Agreement (“Samples”). When storing Product, Innocoll shall, and shall cause its Affiliates and Third Party manufacturers to, comply with and maintain all storage facilities in compliance with Specifications and in accordance with cGMPs and applicable Laws, and perform ongoing stability testing of Product during such storage.

3.2.5           Manufacturing Facilities. The Product, or any components thereof, being sold to EUSA hereunder shall only be Manufactured at the Manufacturing Facilities. Should Innocoll desire to change or add any additional Manufacturing Facilities for the Product for the Territory, or any component thereof, to a site other than those designated in the then-current applicable Regulatory Approval and Specifications, Innocoll shall notify EUSA in writing in advance of any proposed change or addition. Innocoll shall not change Manufacturing Facilities for the Product for the Territory, or any component thereof, to be supplied to EUSA except in accordance with the authorization of the competent Regulatory Authority (if required) and this Section 3.2.5. EUSA shall not be obliged to purchase Product from any changed Manufacturing Facility until such time as the required Regulatory Approvals for the Manufacturing Facility itself and for use of such facility to Manufacture Product have been obtained. The Parties will cooperate to obtain the required Regulatory Approvals for the use of any additional facilities to Manufacture Product. EUSA and Innocoll, as applicable, will notify the other Party in writing promptly after any such Regulatory Approval is obtained by it. The Parties agree, in relation to costs associated with any change of, or to, the Manufacturing Facilities, such costs shall be the sole responsibility of Innocoll (unless such change is made at the request of EUSA, in which each case such costs shall be the sole responsibility of EUSA).

3.3          Manufacturing Regulatory Matters.

3.3.1           Adherence to Manufacturing Standards and Processes. In Manufacturing the Product, Innocoll agrees to, and shall cause its permitted designees (including Syntacoll) to, adhere to: (a) the quality standards and processes set forth in Schedule 3.3.1; (b) Laws, including cGMP; (c) the Specifications; (d) the Quality Agreement(s); and (e) any additional Manufacturing standards agreed to in writing by the Parties. No changes to Schedule 3.3.1 may be made without the prior written agreement of EUSA, save that Innocoll may implement any urgent changes specifically required by Law or a Governmental Authority in the Territory but shall promptly inform EUSA of such changes.

3.3.2           Maintenance of Regulatory Standards. Innocoll shall maintain or cause to be maintained all Regulatory Standards that may be necessary to Manufacture and ship Product, and shall immediately inform EUSA, verbally and in writing, of any adverse change in status of such Regulatory Standards.

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3.3.3           Notification of Adverse Manufacturing Activities. Innocoll shall promptly advise EUSA of any information arising out of Manufacturing activities that have adverse regulatory compliance and/or reporting consequences concerning the Product.

3.3.4           Adverse Event Reporting. Each Party agrees to comply with the adverse event reporting procedures set forth in the Pharmacovigilance Agreement entered into by the Parties dated April 16, 2008.

3.3.5           Governmental Authorities. Innocoll shall provide to EUSA any information reasonably requested by EUSA, and shall consult with EUSA before providing any information to any Governmental Authority, in connection with Manufacture of Product for sale in the Territory. Innocoll shall immediately advise EUSA of any requests by any Governmental Authority for inspections of any Manufacturing Facilities.

3.3.6           Inspection of the Manufacturing Facility by Governmental Authorities. In the event a Manufacturing Facility is inspected by a Governmental Authority of any country in the Territory with respect to the Product, EUSA shall be kept fully informed by Innocoll regarding such inspection and all correspondence relating thereto. Furthermore, Innocoll shall take EUSA’s comments regarding the same into good faith consideration. Innocoll shall promptly notify EUSA of any alleged violations or deficiencies relating to such Manufacturing Facility, and shall promptly disclose to EUSA all relevant portions of any notice of observations or potential violations, as well as a copy of Innocoll’s response thereto.

3.3.7           Review of Technical Records. EUSA shall have the right (to be exercised no more frequently than once each calendar quarter), subject to any Third Party confidentiality obligations and prior advance notice to Innocoll of at least ten (10) Business Days, during normal business hours, to examine those technical records made or kept by Innocoll that relate to the Product Manufactured for sale in the Territory.

3.4           Training and Experience of Personnel. Innocoll shall ensure and document that each Person engaged in the Manufacture of Product shall have education, training and experience sufficient to enable such Person or supervisor to perform the assigned functions. Innocoll shall further ensure and document that each Person responsible for supervising the Manufacture of Product shall have the education, training and experience necessary to perform assigned functions in such a manner as to provide assurance that Product has the safety, identity, strength, quality and purity that it is represented to possess.

3.5           Materials Suppliers. Notwithstanding anything to the contrary contained herein, (a) Innocoll shall only obtain materials from such suppliers named in the relevant Regulatory Approvals and the Specifications, as may be amended from time to time, (b) Innocoll will perform audits of its material suppliers as required by the relevant Governmental Authorities and (c) Innocoll shall prepare all certifications as to any materials required by cGMPs or Laws.

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3.6           Documentation for Governmental Authority Requirements. Innocoll shall maintain complete and accurate documentation of all validation data, stability testing data, Batch records, quality control and laboratory testing, and any other data required under cGMPs, Laws and other requirements of any relevant Governmental Authority in connection with the performance of any Manufacturing hereunder. Innocoll shall provide EUSA with access to such documentation at Innocoll’s Manufacturing Facility promptly upon EUSA’s request (but no later than seven (7) Business Days after such request).

3.7           Monitoring and Recordkeeping; Operating Procedures. Throughout the Term and for so long thereafter as is required by Laws, Innocoll shall monitor and maintain reasonable records confirming its compliance with cGMPs, including through the establishment and implementation of such operating procedures as are reasonably necessary to assure such compliance. Innocoll shall notify EUSA in writing of any significant trend changes in the statistical process control data and/or quality testing results for Batches Manufactured hereunder.

3.8           Inspection and Audit. Innocoll shall permit EUSA, or its designees or agents, to inspect and audit ***: (a) those portions of the Manufacturing Facility at which any Manufacturing of any Product for sale in the Territory is performed and any portions of the Manufacturing Facility affecting the sterile nature of such Manufacture; and (b) any of Innocoll’s Manufacturing and quality control records and other documentation relating to the Manufacturing of any Product for sale in the Territory (including any internal quality control audits or reviews conducted by Innocoll). Such inspections and audits shall be for the purpose of ascertaining compliance with Innocoll’s obligations under this Agreement, reviewing correspondence, reports, filings and other documents from or to Governmental Authorities to the extent related to the Manufacturing, and approving all variances from applicable requirements hereunder. Any information obtained by EUSA through such inspections and audits shall be treated as Confidential Information of Innocoll and to the extent that such audit is performed by a designee or agent of EUSA, a condition to performance of such audit shall be that such designee or agent shall agree with Innocoll to maintain the information as confidential on the terms and conditions that EUSA has agreed with respect to Innocoll’s Confidential Information. Such audits and inspections shall be conducted at EUSA’s expense during normal business hours, upon two (2) calendar weeks advance written notice, and in a manner that does not unreasonably interfere with ongoing operations.

ARTICLE IV
FORECASTING AND ORDERING

4.1           General.   Unless otherwise agreed to by the Parties or unless EUSA assumes responsibility for secondary packaging and labeling of Product, all forecasts and purchase orders for Product shall be for finished packaged Product.

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4.2           Forecasts.   Each calendar month during the Term, EUSA shall provide Innocoll with a rolling twelve (12) month non-binding, good faith estimate of the quantities of the Product that EUSA foresees it will order from Innocoll during such 12-month period (each, a “Forecast”) and updating the previous Forecast. All Forecasts shall be broken down by country, packaging size and quantity of the Product. Notwithstanding the first sentence of this Section 4.2, *** included in each Forecast shall constitute a firm purchase order and a binding commitment by EUSA. ***.

4.3          Ordering Under the Forecast.

4.3.1        Purchase Orders.

(a)          Delivery of Purchase Order.   EUSA shall place orders for Product to be delivered for the first three-month period of each Forecast (each, a “Purchase Order”). Innocoll shall deliver the Product against the Purchase Order in accordance with Article 5. EUSA shall pay for all such Product ordered and delivered by the delivery date specified in a Purchase Order, provided, that such Product meets the Specifications and the packaging and labeling specifications.

(b)          Acceptance of Purchase Order.   Innocoll shall acknowledge and provide EUSA with a written acceptance of each Purchase Order within two (2) Business Days following Innocoll’s receipt thereof. Innocoll shall be entitled to reject only that portion of any Purchase Order (i) which Innocoll will be unable to fill due to the occurrence of a Force Majeure Event; (ii) or which exceeds the amount in the corresponding Forecast, provided that, Innocoll shall use Commercially Reasonable Efforts to supply any quantity of Product ordered in the aggregate that exceeds the quantity in the Forecast, considering the availability of inventory.

(c)          Terms of Purchase Orders.   Other than terms respecting quantity, delivery date(s), shipment method and destination(s), the terms and conditions of any Purchase Order submitted by EUSA, or written acceptance thereof by Innocoll, shall be of no force and effect, whether or not objected to by Innocoll, and nothing in any such Purchase Order or written acceptance shall supersede the terms and conditions of this Agreement.

4.4           Addressees for Correspondence.   All Forecasts, Purchase Orders, written acceptances of Purchase Orders and other notices contemplated under this Article 4 shall be sent to the attention of such persons as each Party may identify to the other in writing from time to time in accordance with Section 17.1 hereof.

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ARTICLE V
SHIPPING AND DELIVERY

5.1           Shipping and Delivery Dates.   On each Purchase Order submitted by EUSA, EUSA shall specify the requested quantity of the Product, package size, country in which the Product will be sold, and the required delivery date(s), shipment method and destination(s) of the Product being ordered. Innocoll shall arrange for the delivery of the Product to EUSA’s (or its agent’s) designated facilities as stated on the Purchase Order and in a manner consistent with good commercial practices, and in accordance with any agreed-upon shipping specifications and delivery destinations.

5.2           Terms of Delivery.   Innocoll shall ship the Product to EUSA by a carrier selected by EUSA CIP (Incoterms 2000) EUSA’s designated facilities, with regard to the Product shipped from Manufacturing Facilities outside Western Europe (title and risk of loss will pass to EUSA when each order of the Product shipped CIP is received by EUSA). Product shipped from Manufacturing Facilities inside Western Europe shall be shipped FCA (Incoterms 2000) Innocoll’s Manufacturing Facilities (title and risk of loss will pass to EUSA when each order of the Product shipped FCA is placed on the carrier selected by EUSA).

5.3           Accompanying Documentation.   With each shipment of Product, Innocoll shall provide EUSA with all appropriate shipping documentation, including bills of lading, and with such certificates of analysis and other appropriate documentation identifying the applicable Batch numbers, confirming that the Product has been QP released and indicating conformance of the shipment with the Specifications, and all Regulatory Standards and, at EUSA’s request, Innocoll shall provide EUSA with reasonable access to any applicable supporting data.

5.4           Retention of Samples.   Innocoll shall properly store and retain appropriate samples (identified by Batch number) of Products that it supplies to EUSA in conditions and for times consistent with all applicable Regulatory Standards and to permit appropriate or required internal and regulatory checks and references (collectively, the “Shipment Samples”), but in no event shall such period be less than required under applicable Laws, including, but not limited to, cGMP. Innocoll shall provide EUSA with reasonable access to and portions of the Shipment Samples for testing and other purposes upon EUSA’s request and shall not destroy or otherwise dispose of such samples without first offering to transfer such samples to EUSA at EUSA’s reasonable expense.

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ARTICLE VI
INSPECTION AND DEFECTIVE PRODUCTS;
PRODUCT RECALL; REGULATORY MATTERS

6.1          Inspection by EUSA.

6.1.1           Inspection of Product.   Within thirty (30) days following its receipt of a shipment of Product, EUSA shall perform or have performed the quality control and assurance procedures set forth in Schedule 6.1.1 to determine if such Product conforms to the Specifications. EUSA shall promptly notify Innocoll of any damages, shortage and other defects discovered by EUSA following EUSA’s discovery thereof.

6.1.2           Acceptance of Product.   If notice is not given by EUSA pursuant to Section 6.1.1 within the time period set forth therein, then the shipment shall be deemed accepted by EUSA for purposes of this Article 6 and, except as provided in Section 6.2, may not be rejected pursuant to Section 6.3 or Section 6.4.

6.2          Defective Products.   If a shipment of Product or any part of such shipment fails, at the time of delivery, to comply with the Specifications, and EUSA notifies Innocoll of such nonconformity within thirty (30) days following EUSA’s receipt of such shipment (or with respect to Latent Defects, within thirty (30) days following discovery of any such Latent Defect), then Innocoll will at EUSA’s option (a) replace in a timely manner, at no additional expense to EUSA, all quantities of nonconforming Product as soon as reasonably practicable after receipt of notification of nonconformity or (b) provide EUSA with a refund or credit in an amount equal to the price EUSA has paid to Innocoll for such Product. Such replacement shall not affect any other remedies available to EUSA under this Agreement.

6.2.1           Testing of Shipment Samples.   The Parties shall work in good faith to resolve any concerns about nonconformance without the assistance of Third Parties. In the event that they are unable to do so after a good faith effort, then samples of the allegedly non-conforming Product shall be tested, using the Shipment Samples, for conformance with the applicable Specifications and acceptance criteria by an independent testing organization mutually acceptable to both Parties, which analysis shall be binding on Innocoll and EUSA solely for the purpose of determining whether such Product may be rightfully rejected as non-conforming, damaged or otherwise defective. The fees and expenses charged by such independent testing organization shall be paid by the Party found to be in error.

6.2.2           Disposal of Rejected Product.   All or part of any shipment of Product determined to have been rightfully rejected by EUSA shall be held by EUSA for a period of thirty (30) days following notice to Innocoll for proper disposal by Innocoll, at Innocoll’s expense. If Innocoll does not provide instructions for disposal of Product within such period,

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then EUSA may dispose of such Product and Innocoll shall either pay, or reimburse EUSA for, all costs and expenses incurred by EUSA in connection with the disposal of such Product.

6.3          Recalls and Withdrawals.

6.3.1        Notification and Determination.   In the event that any Governmental Authority threatens or initiates any action to remove the Product from the market (in whole or in part), the Party receiving notice thereof shall notify the other Party of such communication immediately, but in no event later than one (1) Business Day, after receipt thereof. In all cases, EUSA shall determine whether to initiate any recall or withdrawal of the Product in the Territory, including the scope of such recall or withdrawal (e.g., a full or partial recall, or a temporary or permanent recall); provided, however, that before EUSA initiates a recall or withdrawal, the Parties shall promptly meet and discuss in good faith the reasons therefor, provided further that such discussions shall not delay any action that EUSA reasonably believes has to be taken in relation to any recall or withdrawal. In the event of any such recall or withdrawal, EUSA shall implement any necessary action, with assistance from Innocoll as requested by EUSA, to conduct such recall or withdrawal.

6.3.2        Cost Allocation.   All direct costs and expenses associated with implementing a recall or withdrawal of the Product in the Territory shall be allocated between Innocoll and EUSA as follows:

(a)          in the event, and to the extent, that the recall or withdrawal arises as a result of a material breach of this Agreement by a Party, then the breaching Party shall bear the costs and expenses for implementing the recall or market withdrawal; and

(b)          in the event, and to the extent, that the recall or withdrawal arises out of any event other than those set forth in Section 6.3.2(a), such costs and expenses shall be borne by EUSA.

6.4           Filing & Maintenance of Regulatory Approvals.   EUSA shall maintain such Regulatory Approvals in the Territory as it determines in its sole discretion is commercially reasonable to do so.

6.5           Assistance.   Each Party agrees to provide the other Party with all reasonable assistance in a timely manner and take all actions reasonably requested by the other Party that are necessary or desirable to enable the other Party to file and/or maintain Regulatory Approvals for the Product in the Territory and to comply with any Law applicable to the Product, including, but not limited to, meeting, reporting and other obligations to maintain and update any Regulatory Approvals for the Product.

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6.6           Manufacturing.   Notwithstanding any provisions of this Agreement to the contrary, Innocoll (or its designee) shall own and be responsible for all DMFs, regulatory filings, and any Regulatory Approvals related to the Manufacture of the Product in the Territory in accordance with the terms of this Agreement, except that EUSA shall own and retain all rights to the C-Implant CE Marks (as defined in the Asset Purchase Agreement).

6.7           Notice.   Each Party shall promptly inform the other Party of any notification of any action by, or notification or other information which it receives from, any Governmental Authority (together with copies of correspondence related thereto), which (a) raises any material concerns regarding the safety or efficacy of the Product, (b) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with the Product or (c) indicates a reasonable potential for a recall or market withdrawal of the Product.

ARTICLE VII
FAILURE TO SUPPLY

7.1           Shortages.   In the event that Innocoll is aware or anticipates that it will be unable to supply the Product pursuant to any Purchase Order, either in whole or in part, for whatever reason, Innocoll shall promptly inform EUSA in writing of such inability. In particular, Innocoll shall promptly inform EUSA of any notice, written or oral, received from any materials supplier regarding a likely shortage or inability to supply.

7.2           Manufacturing by EUSA During Shortage.   Notwithstanding anything herein to the contrary, upon Innocoll’s failure to supply EUSA with *** of Product in terms of (a) quantity of such Product required to be filled or (b) in compliance with the Specifications, in either case for a period of *** consecutive months (each an “Imminent Failure”), Innocoll shall (i) promptly notify EUSA, (ii) identify a Third Party to Manufacture and supply the Product to EUSA and (iii) undertake the audits and other steps required to prepare such Third Party to obtain Regulatory Approval in the event of a Failure (as defined below). If, following an Imminent Failure, for a further *** consecutive month period, Innocoll fails to supply EUSA with *** of Product for such period in terms of (a) quantity of such Product required to be filled or (b) in compliance with the Specifications (each, a “Failure”). Innocoll shall, within *** months of a Failure ***, enter into an agreement with such Third Party which shall provide that such Third Party use commercially reasonable efforts to Manufacture and supply Product to EUSA (“Third Party Agreement”). Additionally, upon a Failure, (i) the Parties will cooperate to obtain the required Regulatory Approvals for the use of the identified Third Party’s facilities to Manufacture and supply Product; and (ii) EUSA and Innocoll, as applicable, will notify the other Party in writing promptly after any such Regulatory Approval is obtained by it (“Manufacture Approval Activities”). The Parties agree, in relation to costs associated with the addition of the Third Party’s facilities to the Manufacturing Facilities, such costs shall be the sole responsibility of Innocoll. If following a

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Failure Innocoll does not enter into a Third Party Agreement within the Agreement Period, then unless prohibited by Law, EUSA shall *** and, in order to facilitate same, Innocoll and Syntacoll shall *** and, upon request, immediately ***. If Innocoll does enter into a Third Party Agreement within the Agreement Period, and, thereafter, such Third Party commences the supply of Product to EUSA then, provided that Innocoll is using its best efforts to correct the cause of the Failure (and resume the Manufacture and supply of Product), the Third Party may continue to supply Product to EUSA or, if it is able, Innocoll may elect to supply Product to EUSA until such time as a subsequent Failure shall have occurred, at which time EUSA shall be entitled to a Transfer of Manufacture of Product.

7.3           Costs Incurred as a Result of Innocoll’s Failure to Supply.   To the extent EUSA incurs any reasonable additional costs or expenses as a result of a Failure by Innocoll to supply hereunder or EUSA’s pursuit of its rights under Sections 7.1 or 7.2, Innocoll shall promptly reimburse EUSA for such additional costs and expenses upon written invoice therefor with reasonable supporting documentation.

7.4           Reservation of Rights.   Nothing contained in this Article 7 shall limit any legal, equitable or other rights or remedies that may be available to EUSA on account of any failure of Innocoll to supply Product hereunder.

ARTICLE VIII
FINANCIAL PROVISIONS

8.1           Supply Price.    Innocoll shall supply the Product to EUSA for the Territory beginning from January 1, 2010 in accordance with the pricing set forth in the following table (“Supply Price”):

***

The amount payable by EUSA to Innocoll for the Product at the time of purchase shall be the Supply Price.

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(a)          ***

(b)          There shall not be any application of the minimum unit price due based on an average tender price, with respect to payments due to Innocoll for Product sold in Mexico. Any such calculations shall be exclusively between EUSA and its Permitted Sublicensees and distributors, and shall not involve or affect Innocoll.

8.2           Setting the Supply Price.   The Supply Price for the Product shall be reviewed by the Parties annually, beginning at the end of Calendar Year 2012, to be effective as of the first (1st) day of the Calendar Year 2013. Any increase or decrease to the Supply Price shall be based on the annual increase or decrease in the rate of inflation during the preceding twelve (12) month period ending on the last day of the fourth (4th) Calendar Quarter of the Calendar Year 2012 and on such day of each Calendar Year thereafter during the Term, as determined by reference to the German Consumer Price Index (Verbraucherpreisindex).

8.3           Supply Price ***.   Innocoll shall not supply to a Third Party any C-Topical product that is *** as any C-Implant product being supplied to EUSA in the Territory ***.

8.4           Manner of Payments.   All sums due to either Party under this Agreement shall be payable in Euros by bank wire transfer in immediately available funds to such bank account(s) as each of Innocoll and EUSA shall from time to time designate, unless otherwise agreed by the Parties in writing.

8.5           Invoices; Timing of Payments; Interest.   Innocoll shall invoice EUSA for all Product supplied hereunder on the date of shipment, and for all other amounts due to Innocoll hereunder, if any, monthly in arrears. Each invoice shall specify the Purchase Order number to which it corresponds. Unless otherwise specified in this Agreement, all amounts due to Innocoll hereunder shall be paid by EUSA within thirty (30) days following the date of receipt of the invoice. Any amounts that are overdue and payable under this Agreement (other than amounts disputed in good faith) shall bear interest at a rate of *** from the due date until the date of payment.

8.6           Tax Withholding.   Any taxes, levies or other duties (“Taxes”) paid or required to be withheld under the appropriate tax Laws by one Party (“Withholding Party”) on account of monies payable to the other Party under this Agreement shall be deducted from the amount of monies otherwise payable to the other Party under this Agreement. The Withholding Party shall

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secure and send to the other Party within a reasonable period of time proof of any such Taxes paid or required to be withheld by the Withholding Party for the benefit of the other Party. The Parties shall cooperate reasonably with each other to ensure that any amounts required to be withheld by either Party are reduced in amount to the fullest extent permitted by Laws. No deduction shall be made, or a reduced amount shall be deducted, if the other Party furnishes a document from the appropriate tax Governmental Authorities to the Withholding Party certifying that the payments are exempt from Taxes or subject to reduced tax rates, according to the applicable convention for the avoidance of double taxation.

8.7           Outstanding Invoices.   Innocoll hereby agrees to waive all outstanding invoices for the Calendar Years 2007 through 2009 (including the fourth (4th) Calendar Quarter of 2009 which is due to be issued), and EUSA agrees to waive the Inventory Adjustment as set forth in Section 2.1 of the Settlement Agreement and Release dated December 2, 2007 between the Parties. Innocoll hereby agrees to pay EUSA the sum of *** within thirty (30) days after the Restated MSA Effective Date, representing the overpayment made by EUSA based on the Quarterly Minimums for the 2009 Calendar Year. In addition, Innocoll hereby grants to EUSA a credit in the amount of ***, which credit may be applied by EUSA against any amounts otherwise payable to Innocoll hereunder, with the selection of such outstanding invoices and method of application of such credit to be determined by Innocoll at its sole discretion (but to the extent there are outstanding invoices payable by EUSA to Innocoll during a Calendar Quarter specified below, Innocoll must apply the entire amount of the credit available to be applied by EUSA during such Calendar Quarter against such invoices), according to the following schedule:

Calendar Quarter	Amount of Credit
3Q2010	***
4Q2010	***
1Q2011	***
2Q2011	***
3Q2011	***
4Q2011	***

***

8.8          Sales Share.

8.8.1       Territory Excluding Japan.

(a)          In addition to the Supply Price, as additional purchase price for the supply of Product EUSA shall pay to Innocoll, with respect to sales of the Product for each Calendar Quarter in each country in the Territory, other than ***, individually calculated, *** of aggregate Net

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Sales of the Product in such country for such Calendar Quarter, less the Supply Price times the number of units of the Product sold in such country during such Calendar Quarter (“Share of Territory (Ex Specific Countries) Net Sales”); provided that ***. As a first example, if *** of the Net Sales of the 5x5 Product in country A equals *** for Q1 and the Supply Price *** times the number of units sold *** equals ***, then the amount payable for this component of the Share of Territory (Ex Specific Countries) Net Sales would be ***. As a second example, if *** of the Net Sales of the 5x5 Product in country A equals *** for Q1 and the Supply Price *** times the number of units sold *** equals ***, then the amount payable for this component of the Share of Territory (Ex Specific Countries) Net Sales would be ***.

(b)          In addition to the Supply Price, as additional purchase price for the supply of Product EUSA shall pay to Innocoll, with respect to sales of the Product for each Calendar Quarter in ***, individually calculated, *** of aggregate Net Sales of the Product in such country for such Calendar Quarter, less the Supply Price times the number of units of the Product sold in such country during such Calendar Quarter (“Share of Specific Countries Net Sales”); provided that if such amount calculated for one of these countries is negative, the following shall apply in comparison to the calculation of *** of aggregate Net Sales of the Product in such country during such Calendar Quarter, less the Floor Price times the number of units of the Product sold in such country during such Calendar Quarter (“Share of Floor Price”) and the difference between the Supply Price and the Floor Price multiplied by the number of units of the Product sold in such country during such Calendar Quarter (“Supply and Floor Price Difference”):

(i)          If the Share of Floor Price is positive, then EUSA shall recover against amounts owed to Innocoll under Sections 8.8.1(a) and (b) in such Calendar Quarter an amount equal to the difference between the Supply and Floor Price Difference and the Share of Floor Price; and

(ii)         If the Share of Floor Price is negative, the EUSA shall recover against amounts owed to Innocoll under Sections 8.8.1(a) and (b) in such Calendar Quarter an amount equal to the Supply and Floor Price Difference.

As a first example, if *** of the Net Sales of the 5x5 Product in country A equals *** for Q1 and the Supply Price *** times the number of units sold *** equals ***, then this component of the Share of Specific Countries Net Sales would be *** and EUSA would owe that amount to Innocoll. As a second example, if *** of the Net Sales of the 5x5 Product in country A equals *** for Q1 and the Supply Price *** times the number of units sold *** equals ***,

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then this component of the Share of Specific Countries Net Sales would be *** and a further calculation would be required. If the Floor Price was ***, then the Share of Floor Price would be calculated as *** and the Supply and Floor Price Difference would be calculated as ***. As the Share of Floor Price is positive, EUSA would be able to recover *** against amounts owed under Sections 8.8.1(a) and (b). As a third example, if *** of the Net Sales of the 5x5 Product in country A equals *** for Q1 and the Supply Price *** times the number of units sold *** equals ***, then this component of the Share of Specific Countries Net Sales would be *** and a further calculation would be required. If the Floor Price was ***, then the Share of Floor Price would be calculated as ***. As the Share of Floor Price is negative, EUSA would be able to recover the Supply and Floor Price Difference of *** against amounts owed under Sections 8.8.1(a) and (b).

8.8.2           Japan.   In addition to the Supply Price, as additional purchase price for the supply of the Product EUSA shall pay to Innocoll, with respect to sales of the Product in Japan for each Calendar Quarter, *** of (a) aggregate Net Sales of the Product for each Calendar Quarter in Japan, less the Supply Price times the number of units of the Products sold in Japan during such Calendar Quarter, plus (b) any licensing fees and milestone payments (and other payments having substantially the same economic effect, but excluding any payments to the extent the same shall be payment or reimbursement of actual or planned, and documented future product development costs, as set forth in any applicable Third Party Agreement or the C-Topical product development plan approved by the Third Party and EUSA pursuant thereto) received by EUSA from Third Parties during such Calendar Year for the right to market and sell the Product in Japan (“Share of Japanese Net Revenue”); provided that if such amount is negative, then no additional amount shall payable to Innocoll for sale of the Product in Japan for such Calendar Quarter. As a first example, if *** of the Net Sales of the 5x5 Product in Japan equals *** for Q1 and the Supply Price *** times the number of units sold *** equals ***, and there are no licensing fees or milestone payments received by EUSA in Q1, then the amount payable for the Share of Japanese Net Revenue would be ***. As a second example, if *** of the Net Sales of the 5x5 Product in Japan equals *** for Q1 and the Supply Price *** times the number of units sold *** equals ***, and there are no licensing fees or milestone payments received by EUSA in Q1, then the amount payable would be ***.

8.8.3           Quarterly Minimums.   EUSA shall be obligated to purchase Product during each Calendar Quarter equal to the Quarterly Minimums applicable to such Calendar Quarter. If purchases of Product in any Calendar Quarter are less than the applicable Quarterly Minimum, EUSA, at its option, may either (i) purchase additional amounts of Product during the ten (10) Business Day period after the end of such Calendar Quarter to satisfy the Quarterly Minimum or (ii) pay Innocoll an amount equal to the Quarterly Minimum less the dollar amount of Product purchased by EUSA during such Calendar Quarter. To the extent that option (ii) is chosen by EUSA, the reconciliation at the end of the corresponding Calendar Year shall include

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a credit issued to EUSA toward future purchases of Product from Innocoll. To the extent that option (i) is chosen by EUSA, the reconciliation at the end of such Calendar Year shall not include any credit issued to EUSA. Except as provided in option (i) above, for Product to qualify for inclusion in the Quarterly Minimums, such Product must be included in a Purchase Order pursuant to which the ship date requested by EUSA falls within the corresponding Calendar Quarter and EUSA makes full payment for such Purchase Order within the time period set forth in Section 8.5. Notwithstanding the foregoing, in the event that Innocoll fails to supply quantities of Product scheduled for sale for a Calendar Quarter in accordance with binding Purchase Orders and the amount supplied by Innocoll is less than the Quarterly Minimums for such Calendar Quarter, then for such Calendar Quarter the Quarterly Minimums will be reduced to the amount actually supplied by Innocoll in such Calendar Quarter.

8.9           Reports.   Within thirty (30) Business Days following the end of each Calendar Quarter, EUSA shall provide Innocoll for such Calendar Quarter a report setting forth, on a country-by-country basis, the Net Sales with respect to the Product, the currency conversion rate used and the Euro-equivalent of such Net Sales, and a calculation of the amount due on such Net Sales in accordance with Section 8.8 (“Sales Reports”). Payments due pursuant to Section 8.8 are due and payable within thirty (30) days following the date of the Sales Report during the Term for which there were Net Sales of Product in the Territory. Each Sales Report will be considered Confidential Information of EUSA subject to the obligations of Article 10 of this Agreement.

8.10         Payment Term.   Payments due under Section 8.8 will commence upon the first commercial sale of the Product in a particular country in the Territory and will continue on a country-by-country basis for a period of *** thereafter.

8.11         Financial Audit.   Each Party will have the right to have an independent certified public accounting firm (i.e., other than such Party’s own auditors during the prior *** period) of internationally recognized standing, reasonably acceptable to the other Party, access during normal business hours, and upon reasonable prior written notice, such of the records of the other Party as may be reasonably necessary to verify the accuracy of any expenses shared or paid by the other Party under this Agreement or the calculation of Net Sales or sums paid under Section 8.2 of this Agreement for any Calendar Year ending not more than three (3) years prior to the date of such request; provided, however, that the auditing Party shall not be permitted to audit the same period of time more than once, unless evidence of fraud or gross negligence arises in a subsequent audit and the auditing Party reasonably believes that such evidence indicates the reasonable possibility of fraud or gross negligence in any such prior period. The accounting firm will disclose to the Parties only whether the various expenses subject to being shared by this Agreement and Net Sales reported and the corresponding royalty due by the audited Party and/or sums paid under Section 8.8 or any other provision of this Agreement are correct or incorrect. The auditing Party will bear all costs of such audit, unless the audit reveals a discrepancy in the

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auditing Party’s favor of more than the greater of (a) five percent (5%) or (b) $100,000, in which case the audited Party will bear the cost of the audit. The result of the audit shall, in the absence of manifest error, be final and binding on the Parties. EUSA shall obtain from any Permitted Sublicensee or subcontractor, as applicable, audit rights at least as favorable as the audit rights set forth in this Section 8.11 and the right to share the results of any such audit with Innocoll. In the event that Innocoll reasonably believes that there is a material inaccuracy in the reporting by such a sublicensee or subcontractor, as applicable, of the Net Sales of such sublicensee or subcontractor, then Innocoll may direct EUSA to exercise such audit rights in accordance with procedures reasonably requested by Innocoll. If, based on the results of any audit, additional payments are owed to either Party under this Agreement, then the paying Party will make such additional payments within thirty (30) Business Days (provided that the paying Party has received an invoice in respect of the same) after the accounting firm’s written report is delivered to the Parties.

ARTICLE IX
GRANT OF RIGHTS; COMMERCIALIZATION

9.1          Licenses to EUSA and Innocoll.

9.1.1           EUSA owns and retains all rights to the Development Data with respect to the Product in the Territory (the “EUSA Development Data”) and Innocoll owns and retains all rights to the Development Data with respect to the Product outside of the Territory (the “Innocoll Development Data”). Innocoll hereby grants to EUSA the exclusive, irrevocable paid up license and right to use the Innocoll Development Data or any portion thereof for the sole purpose of Developing and Commercializing the Product and receiving Regulatory Approvals in the Territory, and EUSA shall have the right to grant sublicenses on the same terms and subject to the same restrictions as Section 9.2, and Innocoll shall have the exclusive, irrevocable paid up license and right to use the EUSA Development Data or any portion thereof for the sole purpose of Developing and Commercializing the Product and receiving Regulatory Approvals outside the Territory (each, a “Data License”). For purposes of clarity, EUSA shall not use such Development Data for receiving any Regulatory Approvals outside the Territory and Innocoll shall not use such Development Data for receiving any Regulatory Approvals inside the Territory. All Development Data owned by a Party shall be the Confidential Information of such Party.

9.1.2           Innocoll hereby grants to EUSA a limited, non-exclusive, non-transferable and non-sublicensable, irrevocable (during the period described in Section 8.10 with respect to each country in the Territory, determined on a country-by-country basis) paid up sublicense to use the Non-Current Intellectual Property for the purpose of Commercializing the Product in the Territory.

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9.2          Third Party Agreements.   EUSA shall be permitted to sublicense the licenses granted hereunder to and otherwise enter into any and all agreements with any Third Parties with respect to Commercializing the Product in any of the countries within the Territory; provided, that if and to the extent any such sublicense is with respect to the sale of the Product in a country in Western Europe, EUSA shall be required to obtain the approval of Innocoll, such approval not to be unreasonably withheld or delayed (each, a “Permitted Sublicensee”). Innocoll hereby consents to and approves all sublicenses and distributor agreements of EUSA with all Third Parties with respect to the Product in the Territory, including in Western Europe, in effect as the Restated MSA Effective Date.

9.3          No Implied Licenses.   Except as expressly provided in this Agreement, neither Party grants to the other Party any right or license in any intellectual property right, whether by implication, estoppel, course of conduct or otherwise. No implied licenses or other rights are granted under this Agreement.

9.4          Liability for Affiliates and Third Parties.   The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates and/or Third Parties; provided, however, that each Party shall remain responsible for the performance by its Affiliates and such Third Parties and shall cause its Affiliates and such Third Parties to comply with the provisions of this Agreement in connection with such performance. Each Party hereby expressly waives any requirement that the other Party exhaust any right, power or remedy, or proceed against an Affiliate or any Third Party, for any obligation or performance hereunder prior to proceeding directly against such Party. Wherever in this Agreement the Parties delegate responsibility to Affiliates or Third Parties, the Parties agree that such entities may not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.

9.5          Restrictions on Off-Label Promotion.

9.5.1           Innocoll, its licensees, distributors and/or other Third Parties that sell or supply the C-Topical products in the Territory shall not promote the use of the C-Topical products in the Territory for Implantation or in any way that competes with the Product. Innocoll shall take appropriate and reasonable action with respect to each of such Third Parties in an effort to ensure that there is no off-label use being promoted in the Territory for Implantation of the C-Topical products. Upon notification by EUSA that Innocoll or any of such Third Parties is promoting off-label use of the C-Topical products or that such C-Topical products are being used off label, Innocoll shall take prompt and reasonable action in a good faith effort to discontinue, prevent and preclude any and all of such off-label related activities. To the extent that Innocoll and/or any such Third Party promotes the off-label use of the C-Topical products in the Territory for Implantation, Innocoll shall be subject to damages attributable to such off-label use. Such damages shall be not less than the lost profits that EUSA could have made on sales of

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the Product that were displaced by the sale of the C-Topical products by Innocoll and/or such Third Parties for off-label use. A determination as to whether Innocoll and/or any such Third Party was promoting the off-label use of the C-Topical products and the amount of any such damages shall be determined by a single mediator jointly appointed by the Parties having at least fifteen (15) years of experience in the drug commercialization field and such other qualifications as may be agreed to in writing by the Parties.

9.5.2           EUSA, its Permitted Sublicensees, distributors and/or other Third Parties that sell or supply the Product in the Territory as a result of an arrangement with EUSA shall not promote the use of the Product in the Territory for non-implantation. EUSA shall take appropriate and reasonable action with respect to each of such Third Parties in an effort to ensure that there is no off-label use being promoted in the Territory for non-implantation of the Product. Upon notification by Innocoll that EUSA or any of such Third Parties is promoting off-label use of the Product for non-implantation or that the Product is being used off label, EUSA shall take prompt and reasonable action in a good faith effort to discontinue, prevent and preclude any and all of such off-label related activities. To the extent that EUSA and/or any such Third Party promotes the off-label use of the Product in the Territory for non-implantation, EUSA shall be subject to damages attributable to such off-label use. Such damages shall be not less than the lost profits that Innocoll could have made on sales of the C-Topical products that were displaced by the sale of the Product by EUSA and/or such Third Parties for off-label use. A determination as to whether EUSA and/or any such Third Party was promoting the off-label use of the Product and the amount of any such damages shall be determined by a single mediator jointly appointed by the Parties having at least fifteen (15) years of experience in the drug commercialization field, and such other qualifications as may be agreed to in writing by the Parties.

9.5.3           The Parties agree that the restrictions set forth in this Section 9.5 shall not apply to EUSA with regards to the marketing or sale of the Product by BurnsAdler or the use of the Product in Latin and Central America, Innocoll having granted BurnsAdler the rights to promote, market, distribute and sell both the Product and the C-Topical products in Latin and Central America pursuant to the terms of the BurnsAdler Agreement.

9.6          Promotional Materials.

9.6.1           Creation of Promotional Materials.   EUSA is responsible for the creation and development of promotional materials for the Territory in accordance with the Regulatory Approvals and applicable Law.

9.7          EUSA Ownership of Promotional Materials.   EUSA shall own all right, title and interest in and to any promotional materials relating to the Product to Commercialize within the Territory, including, without limitation, applicable copyrights and trademarks used or registered with respect to the Product, but excluding trademarks owned by Innocoll and the Non-Current Intellectual Property.

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9.8           Compliance with Laws.   Each Party and its Affiliates shall exercise its rights and perform its responsibilities under Sections 9.6 and 9.7 in accordance with all applicable Laws.

ARTICLE X
CONFIDENTIALITY

10.1         Confidential Information.   As used in this Agreement, the term “Confidential Information” means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer, electronic or other form, provided pursuant to this Agreement by one (1) Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), including but not limited to, information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products, and any other materials that have not been made available by the Disclosing Party to the general public. Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

(a)          were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

(b)          were generally available to the public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

(c)          became generally available to the public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;

(d)          were disclosed to a Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(e)          were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

10.2         Confidentiality Obligations.   Each of Innocoll and EUSA shall keep all Confidential Information received from the other Party with the same degree of care it maintains the confidentiality of its own Confidential Information, but in no event less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its and its Affiliates’ or permitted sub-licensees, directors, officers, managers, employees,

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independent contractors, agents or consultants who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that prior to a Receiving Party disclosing Confidential Information to its Affiliates or other Third Parties as permitted hereunder, a Receiving Party shall advise any of its and its Affiliates’ or permitted sublicensees’ directors, officers, managers, employees, independent contractors, agents or consultants who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this Article 10) that all such directors, officers, managers, employees, independent contractors, agents or consultants comply with such obligations as if they had been a Party hereto. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing or embodying Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, employees, independent contractors, agents or consultants, except that the Receiving Party may keep one (1) copy of the Confidential Information in the legal department files of the Receiving Party, solely for archival purposes (and will cause its Affiliates and other Third Parties to which it disclosed Confidential Information to do the same). Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this Article 10. It is understood that receipt of Confidential Information under this Agreement will not limit the Receiving Party from assigning its employees to any particular job or task in any way it may choose, subject to the terms and conditions of this Agreement.

10.3         Permitted Disclosure and Use.   Notwithstanding Section 10.2, a Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to: (a) obtain Regulatory Approval of the Product to the extent such disclosure is made to a Regulatory Authority; (b) comply with or enforce any of the provisions of this Agreement; or (c) comply with applicable Laws. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 10.3, such Party shall, if reasonably possible (it being understood and agreed that it will always be reasonably possible to provide such notice in connection with any disclosure to be made initially to obtain Regulatory Approval, but not necessarily throughout the Regulatory Approval process), give reasonable advance notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information. In addition, notwithstanding Section 10.2, the Parties shall prepare standardized responses to anticipated inquiries from the public or press, stockholders, investors and/or analysts with respect to the Product or other activities hereunder that may be disclosed.

10.4         Notification.   The Receiving Party shall notify the Disclosing Party promptly upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to

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assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

10.5        Filing of this Agreement.   If and to the extent that either Party determines that it or the other Party is required to file or register this Agreement or a notification thereof to comply with the requirements of an applicable stock exchange or NASDAQ regulation or any Governmental Authority, including without limitation the U.S. Securities and Exchange Commission, the Competition Directorate of the Commission of the European Communities or the U.S. Federal Trade Commission, such Party shall promptly inform the other Party thereof. Prior to making any such filing, registration or notification, the Parties shall agree on the provisions of this Agreement for which the Parties shall seek confidential treatment, it being understood that if one (1) Party determines to seek confidential treatment for a provision for which the other Party does not, then the Parties will use Commercially Reasonable Efforts in connection with such filing to seek the confidential treatment of any such provision. The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including, without limitation, such confidential treatment request, and shall execute all documents reasonably required in connection therewith.

10.6        Use of Names.   Neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the prior written consent of such other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may use the name of the other Party in any document filed with any regulatory agency or authority, including the FDA, EMEA and the U.S. Securities and Exchange Commission.

10.7        Confidentiality of this Agreement.   The terms of this Agreement shall be Confidential Information of each Party and, as such, shall be subject to the provisions of this Article 10.

10.8        Disclosures Under Existing NDA.   The Parties agree and acknowledge that Innocoll and EUSA entered into that certain Non-Disclosure Agreement dated May 22, 2007 (“Existing NDA”). The Parties agree that “Confidential Information” (as such term is used in the Existing NDA) disclosed to the Parties or their Affiliates under the Existing NDA prior to the Effective Date shall be deemed to have been disclosed under this Agreement and, from and after the Original MSA Effective Date, shall be held in confidence by such the Parties and their Affiliates in accordance with the terms of this Article 10.

10.9        Ownership; Developments.

10.9.1           Ownership.   All intellectual property of EUSA shall be and remain the sole and exclusive property of EUSA, subject to the licenses and rights granted hereunder. All

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intellectual property of Innocoll shall be and remain the sole and exclusive property of Innocoll, subject to the licenses and rights granted hereunder.

10.9.2           Developments.   Any and all intellectual property developed solely by a Party during the Term, whether by or for itself or any of its Affiliates shall be the sole and exclusive property of such Party, subject to the licenses and rights granted hereunder.

10.9.3           Joint Developments.   Any and all intellectual property developed jointly by the Parties (including by Affiliates of the Parties) during the Term, shall be the joint property of each Party and each Party shall have joint and undivided interest in such intellectual property, subject to the licenses granted hereunder.

ARTICLE XI
REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1        Representations and Warranties of Innocoll for Product.   Innocoll represents, warrants and covenants to EUSA that:

11.1.1           Unless EUSA has agreed in writing to accept Product with a shorter shelf life, all Product shipped to EUSA shall have the shelf life established for such Product by the applicable Governmental Authority and in no event shall the shelf life for such Product be, from the date of dispatch from Innocoll’s Manufacturing Facility, less than *** of the longest shelf life provided for in the Marketing Authorization for the relevant country in the Territory.

11.1.2           All Product supplied shall be in accordance with EUSA’s labeling instructions for such Product, shall be free from defects in materials and workmanship, shall be fit for the purpose for which it is intended and shall not be adulterated or misbranded within the meaning of the Act, and is not an article which may not, under the Act, be introduced into commerce;

11.1.3           All Product shall be Manufactured in accordance with the Specifications, cGMPs, all Laws, this Agreement, and any further formulating, Manufacturing, packaging or other standards agreed in writing by the Parties;

11.1.4           Innocoll has a back up supplier of all raw materials to Manufacture and supply the Product and has a safety stock available of such raw materials to Manufacture and supply the Product in quantities matching all sales in the six (6) months prior to the Restated MSA Effective Date.

11.1.5           Innocoll has provided, and shall upon further request provide to EUSA all pertinent information in its possession relative to physical, environmental and human health hazards involving the Product;

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11.1.6           The ownership and operation of the Manufacturing Facilities shall be in material compliance with cGMPs and all Laws and any further formulating, Manufacturing, packaging or other standards agreed in writing by the Parties;

11.1.7           Innocoll conducts and shall conduct any internal quality assurance inspections, as well as quality assurance inspections of its permitted designees as required by Law;

11.1.8           All Product delivered to EUSA will be free and clear of all liens and encumbrances at the time at which title transfers to EUSA; and

11.1.9           During the Term, neither Innocoll nor its Affiliates shall directly or indirectly Manufacture, and neither Party nor a Party’s Affiliates shall directly or indirectly Commercialize in the Territory, either itself or with a Third Party, any product that is a ***, and where such product competes in the Territory with the Product (“Competing Product”), except as authorized under this Agreement. For avoidance of doubt, any product described on Schedule 11.1.9 shall not be a Competing Product. Notwithstanding the foregoing, Innocoll or its Affiliates may continue to ***, for so long as Innocoll is *** pursuant to the agreement between Innocoll and Biomet ***, as the same may be amended, modified, extended or restated from time to time (the “Biomet Agreement”), and may be ***. In the event that the Biomet Agreement is ***, then Innocoll will ***.

11.2        Mutual Representations and Warranties.   EUSA and Innocoll each represents and warrants to the other as of the Restated MSA Effective Date that:

11.2.1           Organization and Authority.   It has full corporate right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement;

11.2.2           No Conflicts or Violations.   This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms. The execution and delivery of this

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Agreement by such Party and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Laws existing as of the Restated MSA Effective Date and applicable to such Party and (b) do not conflict with, violate, breach or constitute a default under, and are not prohibited or materially restricted by, any contractual obligations of such Party or any of its Affiliates existing as of the Restated MSA Effective Date;

11.2.3           Valid Execution.   Such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by such Party does not require any shareholder action or approval or the approval or consent of any Third Party, and the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action;

11.2.4           Third Parties.   It has not granted any right to any Third Party that would conflict with the rights granted to the other Party hereunder;

11.2.5           Consents.   It has obtained all necessary consents, permits, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by it as of the Restated MSA Effective Date in connection with the execution, delivery and performance of this Agreement; and

11.2.6           No Litigation.   There is no action or proceeding pending against such Party or, to such Party’s knowledge, threatened against such Party that questions the validity of this Agreement or any action taken by such Party in connection with the execution of this Agreement.

11.3        Disclaimer of Warranty.   EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, BY FACT OR LAW, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE XII
INDEMNIFICATION; DEFENSE OF THIRD PARTY CLAIMS

12.1        Indemnity by Innocoll.   Innocoll shall indemnify, defend and hold harmless EUSA, its Affiliates, its permitted licensees and its and their officers, directors, employees, and agents from and against any and all Losses to the extent caused by, relating to, based upon, arising out of, or in connection with (a) Innocoll’s material breach of any of its covenants, obligations, representations or warranties under this Agreement; (b) the failure of the Product or services provided hereunder to conform to the Specifications or to be Manufactured in compliance with the Specifications or any Laws, including, but not limited to, cGMPs, provided, that such defect or failure did not arise or result from the improper use, storage or handling of

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such Product by EUSA; (c) any adulteration of Product supplied hereunder while in Innocoll’s possession; (d) any violation of Laws by Innocoll in performing its obligations under this Agreement; or (e) any infringement or misappropriation of Third Party rights to intellectual property relating to any services or Product provided by Innocoll (except for the trademarks Garamycin and Sulmycin); or (f) the negligence or willful misconduct of Innocoll or its Affiliates or Third Party manufacturers or their respective officers, directors, employees, agents or consultants in performing any obligations under this Agreement; provided, however, that the foregoing indemnification obligations shall not apply to the extent such Losses are caused by action or omission to act of EUSA for which EUSA is required to indemnify Innocoll under Section 12.2.

12.2         Indemnity by EUSA.   EUSA shall indemnify, defend and hold harmless Innocoll, its Affiliates and their officers, directors, employees and agents from and against any and all Losses to the extent caused by, relating to, based upon, arising out of, or in connection with (a) EUSA’s material breach of any covenants, obligations, representations or warranties under this Agreement; (b) EUSA’s negligence or willful misconduct in performing its obligations under this Agreement; or (c) any representation or warranty made by EUSA to its customers or users with respect to the Product other than representations or warranties that such Product (i) conforms to the Specifications or (ii) is not, at the time of shipment by Innocoll to EUSA adulterated; provided, however, that the foregoing indemnification obligations shall not apply to the extent that such Losses are caused by action or omission to act of Innocoll for which Innocoll is required to indemnify EUSA under Section 12.1.

12.3         Procedure for Indemnification.   Each Party seeking to be reimbursed, indemnified, defended, and held harmless under Section 12.1 or 12.2 (each, an “Indemnitee”) shall (a) provide the Party obligated to indemnify such Indemnitee (the “Indemnitor”) with prompt, written notice of any claim, suit, demand, or other action for which such Indemnitee seeks to be reimbursed, indemnified, defended, and held harmless (each, a “Claim”), which notice shall include a reasonable identification of the alleged facts giving rise to such Claim; (b) in the case of a Claim asserted by a Third Party (a “Third Party Claim”), grant the Indemnitor reasonable authority and control over the defense and settlement of any such Third Party Claim; and (c) reasonably cooperate with the Indemnitor and its agents in defense of any Third Party Claim, at the Indemnitor’s expense. Each Indemnitee shall have the right to participate in the defense of any Third Party Claim for which Indemnitee seeks to be reimbursed, indemnified, defended, or held harmless, by using attorneys of such Indemnitee’s choice, at such Indemnitee’s expense. Any settlement of a Third Party Claim for which any Indemnitee seeks to be reimbursed, indemnified, defended, or held harmless under this Article 12 shall be subject to the prior written approval of such Indemnitee, which approval shall not be unreasonably withheld, conditioned, or delayed.

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12.4        Limitation of Liability.   IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE LOSSES OF WHATEVER NATURE (INCLUDING LOST PROFITS), WHETHER BASED UPON BREACH OF WARRANTY, TORT (INCLUDING NEGLIGENCE), BREACH OF CONTRACT, BREACH OF STATUTORY DUTY OR OTHERWISE, IN EACH CASE WHETHER OR NOT REASONABLY FORESEEABLE OR CONTEMPLATED BY THE PARTIES. THE FOREGOING LIMITATIONS WILL NOT LIMIT EITHER PARTY’S OBLIGATIONS TO THE OTHER PARTY UNDER SECTION 10, SECTION 12.1 AND SECTION 12.2.

12.5        Defense of Third Party Infringement Claims.   If the Product becomes the subject of a Third Party’s claim or assertion of infringement, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names it as a defendant. Neither Party shall enter into any settlement of any claim described in this Section 12.5 that adversely affects the other Party’s rights or interests without such other Party’s prior written consent, not to be unreasonably withheld or delayed. In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other Party’s request and expense.

ARTICLE XIII
INSURANCE

13.1        Required Insurance Coverage.   Each Party will obtain and keep in force insurance in scope and amount as required by Law in relation to its activities hereunder and such additional amounts as may be reasonably necessary to cover its indemnity obligations under this Agreement with scope and coverage as is normal and customary in the biotechnology/pharmaceutical industry generally for parties similarly situated. It is understood that such insurance will not be construed to limit a Party’s liability with respect to its indemnification obligations under Article 13. Each Party will provide to the other Party upon request a certificate evidencing the insurance the Party is required to obtain and keep in force under this Article 13. Such certificate will provide that such insurance will not expire without renewal or be cancelled or modified without at least thirty (30) days’ prior notice to the other Party.

ARTICLE XIV
TERM AND TERMINATION

14.1        Term.

14.1.1           Except as otherwise specifically set forth in this Agreement (including Sections 8.8 and 8.10, which together with the payment obligations thereunder shall survive termination or expiration of this Agreement), or unless otherwise agreed in writing by the

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Parties, this Agreement commenced on the Original MSA Effective Date and shall expire on the tenth (10th) anniversary thereof (the “Initial Term”) unless terminated earlier or extended or renewed in accordance with this Agreement (the Initial Term and any Renewal Terms (as defined below) collectively the “Term”). Thereafter, this Agreement shall automatically renew for additional five (5) year periods (each, a “Renewal Term”) unless (a) written notice of non-renewal is provided by either Party to the other at least three (3) years prior to the expiration of the Initial Term or a Renewal Term or (b) this Agreement is terminated sooner as permitted hereunder.

14.2        Termination.   Either Party shall have the right to terminate this Agreement in any of the following events:

14.2.1           Termination for Breach.   Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event that the other Party (as used in this subsection, the “Breaching Party”) shall have materially breached or defaulted in the performance of any of its obligations. The Breaching Party shall have thirty (30) days in the case of any default other than undisputed amounts hereunder, or fifteen (15) Business Days in the case of a default or failure to pay any money due hereunder, after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default (or, if such default cannot be cured within such 30-day period, if the Breaching Party must commence and diligently continue actions to cure such default during such 30-day period). Any such termination shall become effective at the end of such 30-day period unless the Breaching Party has cured any such breach or default prior to the expiration of, as applicable, such 15-Business Day period or such 30-day period (or, if such default cannot be cured within such 30-day period, if the Breaching Party has commenced and diligently continued actions to cure such default). Innocoll’s failure to Manufacture Product in accordance with Specifications or to comply with cGMP or Law shall be a per se material breach of this Agreement.

14.2.2           Termination for Force Majeure Event.   Notwithstanding anything to the contrary contained in this Agreement, in the event a Force Majeure Event shall have occurred and be continuing for ninety (90) consecutive days (“FM Period”), the Party not suffering such Force Majeure Event shall be entitled to terminate this Agreement effective immediately upon written notice to the Party suffering such Force Majeure Event, provided, however, that in the event that a Force Majeure Event shall have occurred which results in a disruption of supply of Product to EUSA and Innocoll shall have identified a Third Party to Manufacture and supply Product and commenced audits and other steps required to prepare such Third Party to obtain Regulatory Approval within a FM Period then (i) EUSA shall not be entitled to so terminate this Agreement; (ii) the Parties will cooperate in Manufacture Approval Activities, and (iii) following receipt of necessary Regulatory Approvals and entering into a Third Party Agreement, such Third Party will supply Product to EUSA, it being understood and agreed that following the

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cessation of the Force Majeure Event, Innocoll will use Commercially Reasonable Efforts to recommence supply of Product from its own Manufacturing Facilities. In the event that Innocoll fails to identify a Third Party in the FM Period then EUSA may terminate this Agreement effective immediately upon another notice to Innocoll.

14.2.3           Termination for Reasons of Insolvency or Termination of Business Activities.   Either Party shall be entitled to terminate this Agreement if the other Party becomes insolvent or is the subject of a petition in bankruptcy whether voluntary or involuntary (and not dismissed within sixty (60) days) or of any other proceeding under bankruptcy, insolvency or similar laws, makes an assignment for the benefit of creditors, is named in such a petition, or its property is subject to a suit for the appointment of a receiver, or is dissolved or liquidated. Such termination right may be exercised without the need for written notice within thirty (30) days following the date as of which the Party entitled to terminate receives knowledge of such insolvency or termination of business activities by the other Party.

ARTICLE XV
AGREEMENT RIGHTS AND DUTIES UPON TERMINATION

15.1        ***.   Upon termination of this Agreement by EUSA pursuant to Section 14.2 or Innocoll’s election not to allow for the automatic renewal of this Agreement for any reason other than material breach by EUSA, EUSA shall be entitled to assume (or have any other Person assume) *** and, in order to facilitate same, Innocoll and Syntacoll shall ***.

15.2        Pending Purchase Orders.   Except in cases of the termination of this Agreement by either Party under Section 14.2, the termination of this Agreement shall not affect Purchase Orders placed by EUSA and accepted by Innocoll at the time notice of termination is given and until the time any such termination becomes effective. Except in cases of the termination of this Agreement by Innocoll for material breach by EUSA under Section 14.2, or (b) termination of this Agreement by Innocoll due to a Force Majeure Event suffered by EUSA under Section 14.2.2, EUSA shall have no liability to Innocoll for any costs that Innocoll may have incurred (or to which Innocoll may be committed) in connection with materials used by Innocoll in the Manufacturing or packaging of Product prior to the effectiveness of any notice of termination. Furthermore, prior to termination or expiration of this Agreement Innocoll shall make Commercially Reasonable Efforts to minimize excess inventory of Product, and upon termination or expiration of this Agreement, the Parties shall make a good faith effort to dispose of remaining quantities of Product in inventory in an equitable manner.

15.3        Outstanding Payment.   Payments of amounts owing to either Party under this Agreement as of its expiration or termination shall be due and payable within the later of (a) to

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the extent such amounts can be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, thirty (30) days after the date of such expiration or termination or (b) ten (10) days after the date in which such amounts can be calculated and a fixed sum determined.

15.4         Return of Materials.   Within thirty (30) days following the date of termination of this Agreement, each Party shall destroy or return to the other Party and shall cause the destruction or return of all tangible items bearing, containing or contained in any of the Confidential Information of the other Party, and shall provide the other Party written certification of such destruction or return.

15.5         Accrued Rights.   Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination, relinquishment or expiration.

15.6         Survival.   The provisions of Articles 8-17 inclusive (but only the portions thereof that would reasonably be expected to survive expiration or termination) and Sections 3.6, 3.7, 5.4, 6.2-6.4, 7.3 and 7.4 to the extent they are intended to survive expiration or termination shall survive any expiration or other termination of this Agreement.

ARTICLE XVI
GOVERNING LAW; DISPUTE RESOLUTION

16.1         Governing Law.   This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions, except matters of intellectual property that will be determined in accordance the intellectual property laws relevant to the intellectual property in question. The UNICITRAL Convention for the International Sale of Goods, as well as any other unified laws relating to the conclusion and implementation of contracts for the international sale of goods, will not apply.

16.2         Consent to Jurisdiction and Forum Selection.   The Parties hereto agree that all proceedings, arising in connection with this Agreement shall be initiated and tried exclusively in the local and federal courts located in the Commonwealth of Pennsylvania. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this Section 16.2. Each Party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this section, and stipulates that the local and federal courts located in the Commonwealth of Pennsylvania shall have personal jurisdiction and venue over each of them for purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each Party hereby

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authorizes and agrees to accept service of process sufficient for personal jurisdiction in any action against it as contemplated by this section by registered or certified mail, return receipt requested, postage prepaid to its address for the giving of notices as set forth in this Agreement. Any final judgment received against a Party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by applicable Laws.

16.3         Injunctive Relief.   Notwithstanding anything to the contrary in this Agreement, either Party will have the right to seek temporary injunctive relief in any court of competent jurisdiction as may be available to such Party under the laws and rules applicable in such jurisdiction with respect to any matters arising out of the other Party’s performance of its obligations under this Agreement.

ARTICLE XVII
GENERAL PROVISIONS

17.1         Notices.   All notices or other communications that are required or permitted under this Agreement will be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier as provided in this Agreement), or sent by internationally-recognized overnight courier to the addresses below. Any such communication will be deemed to have been given (a) when delivered, if personally delivered or sent by facsimile on a Business Day (so long as promptly confirmed by personal delivery or overnight courier as provided in this Agreement), and (b) on the second Business Day after dispatch, if sent by internationally-recognized overnight courier. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

For EUSA:	with a copy to:

EUSA Pharma (Europe) Limited	Sills Cummis & Gross, P.C.
The Magdalen Centre	One Riverfront Plaza
Oxford Science Park	Newark New Jersey 07102
Oxford	Fax: (973) 643-6500
OX4 4GA	Attention: Ira A, Rosenberg, Esq.
Fax: +44 (0) 1865 784253
Attention: Zoe Evans, Esq., General Counsel

For Innocoll:	with a copy to:

Innocoll Holdings, Inc.	Sonnenschein Nath & Rosenthal LLP
42662 Kitchen Prim Ct.	101 JFK Parkway
Ashburn, VA 20148	Short Hills, NJ 07078-2708
Fax:	Fax: 973-912-7199
Attention: Dr. Michael Myers, President	Attention: Jeffrey A. Baumel, Esq.

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17.2         Independent Status.   Neither Party is an agent, employee or representative of the other. Neither Party shall have the authority to make any statements, representations or commitments of any kind, nor to take any action, which shall be binding on the other Party, except as may be explicitly authorized by the other Party in writing. This Agreement shall not constitute, create or in any way be interpreted as a joint venture, partnership or formal business organization of any kind.

17.3         Force Majeure.   Subject to the provisions of Section 14.2.2 and Section 15.2 of this Agreement, a Party shall be excused from a delay in performing, or a failure to perform, its obligations under this Agreement (except for the payment of any undisputed amounts due hereunder) to the extent such delay or failure is caused by acts of God, fires, explosions, wars or other hostilities, insurrections, revolutions, earthquakes, floods, epidemics or quarantine restrictions (each a “Force Majeure Event”). In such event, the performance times shall be extended for a period of time equivalent to the time lost because of the excusable delay; provided, that such Party shall immediately notify the other Party as soon as possible in writing and regularly update the other Party as to the anticipated scope and duration of the delay and shall use its best efforts to resume performance as soon as possible.

17.4         Entire Agreement; Amendment and Waiver.   This Agreement, including the Exhibits and Schedules attached hereto (each of which is hereby and thereby incorporated herein and therein by reference) between the Parties shall constitute the entire agreement and understanding of the Parties relating to the subject matter of this Agreement and supersedes all prior oral or written agreements, representations, understandings or arrangements between the Parties relating to the subject matter of this Agreement. No amendment, supplement or other modification to any provision of this Agreement shall be binding unless in writing and signed by both Parties. No waiver of any rights under this Agreement shall be effective unless in writing signed by the Party to be charged. A waiver of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

17.5         Headings; Construction; Certain Conventions.   The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. The Exhibits and Schedules to this Agreement are incorporated herein by reference and will be deemed a part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular will include the plural, and vice versa, (d) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “but not limited to”, “without limitation”, “inter alia” or words of similar import, (e) the word “or” will be deemed to include

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the word “and” (e.g., “and/or”) and (f) references to “ARTICLE,” “Section,” “subsection”, “clause” or other subdivision, or to a Schedule or Exhibit, without reference to a document are to the specified provision, Schedule or Exhibit of this Agreement. This Agreement will be construed as if it were drafted jointly by the Parties and shall not be strictly construed against either Party.

17.6         Assignment.   Subject to Section 2.4, none of the Parties herein shall assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the other Party. Each Party shall be entitled (without the consent of the other Party) to assign this Agreement (or any of its rights or obligations under this Agreement) to (a) its Affiliate (as long as such entity remains an Affiliate of the relevant Party) provided that the assigning Party shall be responsible for the performance of this Agreement by such Affiliate; or (b) to any corporation or other Person to which it has sold all or substantially all of its assets relating to this Agreement provided that the acquiring corporation or other Person agrees to be bound by the terms of this Agreement. If a Party delegates all or any of its obligations under this Agreement to any Third Party (as permitted under this Agreement), the Party delegating shall be fully responsible to the other Party for the proper performance of those obligations and for any negligent act or omission made by the Third Party or its staff in relation thereto. For purposes of clarity, any change of control or merger or consolidation of a Party shall not be deemed an assignment of this Agreement to the surviving entity.

17.7         Severability.   If any provision of this Agreement or application thereof to anyone is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. Further, the judicial or other competent authority making such determination shall have the power to limit, construe or reduce the duration, scope, activity and/or area of such provision, and/or delete specific words or phrases as necessary to render, such provision enforceable in such jurisdiction.

17.8         Further Assurances.   Each Party shall, as and when requested by the other Party, do all acts and execute all documents as may be reasonably necessary to give effect to the provisions of this Agreement.

17.9         Counterparts.   This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, EUSA and Innocoll, by their duly authorized officers, have executed this Agreement as of the Effective Date.

INNOCOLL PHARMACEUTICALS LIMITED			EUSA PHARMA (EUROPE) LIMITED

By:	/s/ Michael Myers		By:	/s/ David Cook
	Name:	Michael Myers		Name:	David Cook
	Title:	President & CEO		Title:	Director

By:
Name:
Title:

By:
Name:
Title:

SYNTACOLL AG (solely as Sections 7.2,11.1 and 15.1)

By:	/s/ Michael Myers
	Name:	Michael Myers
	Title:	President & CEO

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SCHEDULE 1.22

Product Specifications

See attached.

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***

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SCHEDULE 3.1.1

Packaging and Labeling Specifications

See attached.

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Schedule 3.1.1

***

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SCHEDULE 3.3.1

Manufacturing Standards and Process

The Manufacturing standards that shall apply to Product produced by Innocoll for EUSA during the term of this Agreement shall be those cGMP standards imposed by Laws and Governmental Authorities.

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SCHEDULE 6.1.1

Quality Control and Assurance Procedures

1.          Innocoll shall follow cGMP standards for the release of Product and packaging for sale to the market place.

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SCHEDULE 11.1.9

Non-Competing Products

See attached.

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Schedule 11.1.9

Gentamicin in combination with paclitaxel or any other drug substance that is not an antibiotic and whose primary use is not to treat or prevent post surgical infection.